Exhibit 99.1

Fabrinet Announces Third Quarter Fiscal Year 2019 Financial Results

•	Revenue and EPS Exceed Guidance Ranges

•	Gross Margin Increases to Highest Level in Seven Quarters

•	Year-to-Date Cash Flow From Operations of $105.5 Million Up 17% From Year-Ago Period

BANGKOK, Thailand – May 6, 2019 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its third quarter ended March 29, 2019.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “We exceeded our guidance for revenue and profitability in the third quarter on both an ASC 605 and ASC 606 basis, primarily due to increasing demand from the telecom market. In addition, we were pleased to see non-GAAP gross margins return to within our target range. With new business wins and strong customer relationships, we are optimistic that we can deliver a strong fourth quarter resulting in a record year for revenue and profitability.”

Third Quarter Fiscal Year 2019 Financial Highlights

As of the first quarter of fiscal 2019, Fabrinet is reporting results under the new revenue recognition standard Accounting Standards Codification Topic 606 (“ASC 606”), using the modified retrospective method. Financial results for reporting periods prior to fiscal year 2019 are presented as previously disclosed in conformity with the old revenue recognition standard Accounting Standards Codification Topic 605 (“ASC 605”). A reconciliation to ASC 605 is included at the end of this press release.

GAAP Results

•	Revenue for the third quarter of fiscal year 2019 was $399.0 million, compared to revenue of $332.2 million for the comparable period in fiscal year 2018.

•

GAAP net income for the third quarter of fiscal year 2019 was $28.6 million, compared to GAAP net income of $21.1 million for the third quarter of fiscal year 2018. GAAP net income for the third quarter of fiscal year 2019 included a foreign exchange loss of ($3.1) million, or ($0.08) per diluted share, compared to a foreign exchange loss of ($2.4) million, or ($0.06) per diluted share, for the third quarter of fiscal year 2018.

•	GAAP net income per diluted share for the third quarter of fiscal year 2019 was $0.76, compared to GAAP net income per diluted share of $0.55 for the third quarter of fiscal year 2018.

•	Cash flow from operations for the first three quarters of fiscal 2019 was $105.5 million, compared to $89.8 million for the first three quarters of fiscal 2018.

Non-GAAP Results

•

Non-GAAP net income for the third quarter of fiscal year 2019 was $34.3 million, compared to non-GAAP net income of $26.9 million for the third quarter of fiscal year 2018. Non-GAAP net income for the third quarter of fiscal year 2019 included a foreign exchange loss of ($3.1) million, or ($0.08) per diluted share, compared to a foreign exchange loss of ($2.4) million, or ($0.06) per diluted share, for the third quarter of fiscal year 2018.

•	Non-GAAP net income per diluted share for the third quarter of fiscal year 2019 was $0.92, compared to non-GAAP net income per diluted share of $0.71 for the same period in fiscal year 2018.

Share Repurchase Program Update

During the third quarter of fiscal 2019, Fabrinet repurchased 100,000 ordinary shares at an average price of $53.78. On May 1, 2019, Fabrinet’s Board of Directors approved the repurchase of up to an additional $50.0 million of Fabrinet’s ordinary shares, bringing the aggregate authorization under Fabrinet’s existing share repurchase program to $110.0 million, with $62.2 million currently remaining.

Business Outlook

The guidance provided below for the fourth quarter of fiscal 2019 is based on ASC 605; however, we will report revenues for such quarter based on ASC 606. As of the first quarter of fiscal 2019, Fabrinet is reporting results under ASC 606, which it is adopting for fiscal year 2019 on a modified retrospective method. A reconciliation to ASC 605 is included at the end of this press release.

Based on information available as of May 6, 2019, Fabrinet is issuing guidance for the fourth quarter of its fiscal year 2019 ending June 28, 2019, as follows:

•	Fabrinet expects fourth quarter revenue to be in the range of $396 million to $404 million.

•	GAAP net income per diluted share is expected to be in the range of $0.78 to $0.82, based on approximately 37.6 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.92 to $0.96, based on approximately 37.6 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Third Quarter Fiscal Year 2019 Financial Results Call
When:	Monday, May 6, 2019
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 1558338
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 1558338
Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and the United Kingdom. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) statements regarding our optimism that the fourth quarter will result in a record year for both revenue and profitability; and (2) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the fourth quarter of fiscal year 2019. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed on February 5, 2019. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; severance payments; executive search expenses; amortization of intangibles; business combination expenses; amortization of debt issuance costs; restructuring charges; and ASC 606 adjustments. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

FABRINET

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands of U.S. dollars, except share data)	March 29, 2019	June 29, 2018
Assets
Current assets
Cash and cash equivalents	$166,407	$158,102
Restricted cash in connection with business acquisition	—	3,331
Short-term investments	242,484	174,269
Trade accounts receivable, net	265,110	246,912
Contract assets	10,543	—
Inventory, net	285,431	257,687
Prepaid expenses	12,299	8,061
Other current assets	5,236	5,948

Total current assets	987,510	854,310

Non-current assets
Property, plant and equipment, net	209,084	219,640
Intangibles, net	4,112	4,880
Goodwill	3,823	3,828
Deferred tax assets	5,734	5,280
Other non-current assets	354	80

Total non-current assets	223,107	233,708

Total Assets	$1,210,617	$1,088,018

Liabilities and Shareholders’ Equity
Current liabilities
Bank borrowings	$3,250	$3,250
Trade accounts payable	256,282	220,159
Capital lease liability, current portion	417	451
Income tax payable	2,651	709
Deferred liability in connection with business acquisition	—	3,331
Accrued payroll, bonus and related expenses	17,900	13,476
Accrued expenses	8,772	9,013
Other payables	16,370	19,728

Total current liabilities	305,642	270,117

Non-current liabilities
Long-term loan from bank	58,500	60,938
Deferred tax liability	3,177	2,284
Capital lease liability, non-current portion	209	516
Severance liabilities	11,837	10,162
Other non-current liabilities	2,364	3,062

Total non-current liabilities	76,087	76,962

Total Liabilities	381,729	347,079

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of March 29, 2019 and June 29, 2018)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 38,216,231 shares and 37,723,733 shares issued; and 36,827,128 shares and 36,434,630 shares outstanding as of March 29, 2019 and June 29, 2018, respectively)	382	377
Additional paid-in capital	154,738	151,797
Less: Treasury shares (1,389,103 shares and 1,289,103 shares as of March 29, 2019 and June 29, 2018, respectively)	(47,779)	(42,401)
Accumulated other comprehensive loss	(79)	(1,257)
Retained earnings	721,626	632,423

Total Shareholders’ Equity	828,888	740,939

Total Liabilities and Shareholders’ Equity	$1,210,617	$1,088,018

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended		Nine Months Ended
(in thousands of U.S. dollars, except per share amounts)	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
Revenues	$398,951	$332,213	$1,179,208	$1,026,598
Cost of revenues	(352,193)	(295,280)	(1,046,610)	(912,167)

Gross profit	46,758	36,933	132,598	114,431
Selling, general and administrative expenses	(14,132)	(12,418)	(41,296)	(41,253)
Expenses related to reduction in workforce	(323)	—	(727)	(1,776)

Operating income	32,303	24,515	90,575	71,402
Interest income	2,144	1,149	4,770	2,554
Interest expense	(1,423)	(820)	(3,673)	(2,499)
Foreign exchange loss, net	(3,055)	(2,428)	(408)	(5,710)
Other income, net	159	91	798	438

Income before income taxes	30,128	22,507	92,062	66,185
Income tax expense	(1,493)	(1,454)	(4,064)	(4,786)

Net income	28,635	21,053	87,998	61,399

Other comprehensive income (loss), net of tax:
Change in net unrealized gain (loss) on available-for-sale securities	513	(616)	1,399	(1,048)
Change in net unrealized loss on derivative instruments	(1)	—	(2)	(1)
Change in foreign currency translation adjustment	486	789	(219)	1,358

Total other comprehensive income, net of tax	998	173	1,178	309

Net comprehensive income	$29,633	$21,226	$89,176	$61,708

Earnings per share
Basic	$0.78	$0.56	$2.39	$1.64
Diluted	$0.76	$0.55	$2.35	$1.61
Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,891	37,275	36,786	37,400
Diluted	37,539	38,055	37,383	38,125

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
(in thousands of U.S. dollars)	March 29, 2019	March 30, 2018
Cash flows from operating activities
Net income for the period	$87,998	$61,399
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	22,521	21,288
Loss (gain) on disposal of property, plant and equipment	81	(153)
Loss on disposal of intangibles	149	—
(Gain) loss from sales and maturities of available-for-sale securities	(196)	362
Amortization of investment premium	(604)	(31)
Amortization of deferred debt issuance costs	—	433
Allowance for doubtful accounts	12	44
Unrealized (gain) loss on exchange rate and fair value of derivative instruments	(5,351)	1,393
Share-based compensation	13,373	17,704
Deferred income tax	438	19
Other non-cash expenses	1,142	1,941
Inventory (reversal of inventory) obsolescence	280	(291)
Changes in operating assets and liabilities
Trade accounts receivable	(17,942)	21,411
Contract assets	(666)	—
Inventory	(36,698)	(973)
Other current assets and non-current assets	(1,568)	(9,853)
Trade accounts payable	37,576	(22,518)
Income tax payable	1,942	(1,678)
Other current liabilities and non-current liabilities	3,017	(703)

Net cash provided by operating activities	105,504	89,794

Cash flows from investing activities
Purchase of short-term investments	(202,328)	(84,519)
Proceeds from sales of short-term investments	85,941	22,169
Proceeds from maturities of short-term investments	50,370	42,977
Purchase of property, plant and equipment	(13,211)	(28,268)
Purchase of intangibles	(290)	(1,487)
Proceeds from disposal of property, plant and equipment	473	202

Net cash used in investing activities	(79,045)	(48,926)

Cash flows from financing activities
Proceeds of short-term loans from bank	—	5,000
Repayment of short-term loans from bank	—	(1,003)
Repayment of long-term loans from bank	(2,438)	(10,200)
Repayment of capital lease liability	(342)	(293)
Repurchase of ordinary shares	(5,378)	(22,407)
Proceeds from issuance of ordinary shares under employee share option plans	—	993
Release of restricted cash held in connection with business acquisition	(3,478)	—
Withholding tax related to net share settlement of restricted share units	(10,427)	(4,030)

Net cash used in financing activities	(22,063)	(31,940)

Net increase in cash, cash equivalents and restricted cash	4,396	8,928

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	161,433	137,137
Increase in cash, cash equivalents and restricted cash	4,396	8,928
Effect of exchange rate on cash, cash equivalents and restricted cash	578	(89)

Cash, cash equivalents and restricted cash at end of period	$166,407	$145,976

Non-cash investing and financing activities
Construction, software-related and equipment-related payables	$3,286	$4,684

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Continued)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same amounts shown in the condensed consolidated statements of cash flows:

(amount in thousands)	As of March 29, 2019	As of March 30, 2018
Cash and cash equivalents	$166,407	$142,407
Restricted cash in connection with business acquisition	—	3,569

Cash, cash equivalents and restricted cash	$166,407	$145,976

FABRINET

RECONCILIATION OF ASC 605 TO ASC 606

	Three Months Ended March 29, 2019
(in thousands of U.S. dollars, except per share amounts)	As reported under ASC 606	Adjustment	ASC 605
Revenues	$398,951	$2,793	$401,744
Cost of revenues	(350,874)	(2,699)	(353,573)

Gross profit	48,077	94	48,171
Selling, general and administrative expenses	(10,061)	—	(10,061)

Operating income	38,016	94	38,110
Interest income	2,144	—	2,144
Interest expense	(1,423)	—	(1,423)
Foreign exchange loss	(3,055)	—	(3,055)
Other income	159	—	159

Income before income taxes	35,841	94	35,935
Income tax expense	(1,493)	—	(1,493)

Net income	34,348	94	34,442

Other comprehensive income, net of tax:
Change in net unrealized gain on available-for-sale securities	513	—	513
Change in net unrealized loss on derivative instruments	(1)	—	(1)
Change in foreign currency translation adjustment	486	—	486

Total other comprehensive income, net of tax	998	—	998

Net comprehensive income	$35,346	$94	$35,440

Earnings per share
Basic	$0.93	$0.00	$0.93
Diluted	$0.92	$0.00	$0.92
Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,891	—	36,891
Diluted	37,539	—	37,539

FABRINET RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
	Three Months Ended				Nine Months Ended
	March 29, 2019 (ASC 606)		March 30, 2018 (ASC 605)		March 29, 2019 (ASC 606)		March 30, 2018 (ASC 605)
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	28,635	0.76	21,053	0.55	87,998	2.35	61,399	1.61
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,237	0.03	1,564	0.04	4,384	0.12	5,277	0.14
Depreciation of fair value uplift	82	0.00	88	0.00	255	0.01	241	0.00
ASC 606 adoption impact on gross profit	—	—	—	—	(31)	(0.00)	—	—

Total related to gross profit	1,319	0.04	1,652	0.04	4,608	0.12	5,518	0.14

Related to selling, general and administrative expenses:
Share-based compensation expenses	3,187	0.08	3,762	0.10	8,989	0.24	12,427	0.33
Expenses related to CFO/CEO search	285	0.01	—	—	857	0.02	204	0.00
Amortization of intangibles	163	0.00	205	0.01	531	0.01	582	0.02
Business combination expenses	88	0.00	—	—	328	0.01	117	0.00
Severance payment	348	0.01	—	—	949	0.03	—	—

Total related to selling, general and administrative expenses	4,071	0.11	3,967	0.11	11,654	0.31	13,329	0.35

Related to other incomes and other expenses:
Other expenses in relation to reduction in workforce	323	0.01	—	—	727	0.02	1,776	0.05
Amortization of debt issuance costs	—	—	238	0.01	—	—	778	0.02

Total related to other incomes and other expenses	323	0.01	238	0.01	727	0.02	2,554	0.07

Total related to net income & EPS	5,713	0.15	5,857	0.16	16,989	0.45	21,401	0.56

Non-GAAP measures	34,348	0.92	26,910	0.71	104,987	2.81	82,800	2.17

Shares used in computing diluted net income per share
GAAP diluted shares		37,539		38,055		37,383		38,125
Non-GAAP diluted shares		37,539		38,055		37,383		38,125

FABRINET

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(amount in thousands)	Three Months Ended		Nine Months Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
Net cash provided by operating activities	$36,206	$52,681	$105,504	$89,794
Less: Purchase of property, plant and equipment	(3,479)	(6,863)	(13,211)	(28,268)

Non-GAAP free cash flow	$32,727	$45,818	$92,293	$61,526

FABRINET

GUIDANCE FOR QUARTER ENDING JUNE 28, 2019

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$0.78 to $0.82
Related to cost of revenues:
Share-based compensation expenses	0.04

Total related to gross profit	0.04

Related to selling, general and administrative expenses:
Share-based compensation expenses	0.09
Expenses related to our CFO search	0.01

Total related to selling, general and administrative expenses	0.10

Total related to net income & EPS	0.14

Non-GAAP net income per diluted share	$0.92 to $0.96